SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2003

AMF BOWLING WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12131	13-3873272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 AMF Drive, Richmond, Virginia	23111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(804) 730-4000

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On November 27, 2003, AMF Bowling Worldwide, Inc. issued a press release announcing it had signed an Agreement and Plan of Merger pursuant to which it would be acquired by an affiliate of Code Hennessy & Simmons LLC (the “Agreement”) and a related Voting Agreement pursuant to which certain shareholders of the Registrant owning in the aggregate approximately 76% of the Registrant’s common stock have agreed to vote in favor of the transaction (the “Voting Agreement”). Copies of the Press Release, the Agreement and the Voting Agreement are attached hereto as Exhibits 99.1, 99.2 and 99.3 to this report, and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release dated November 27, 2003.

99.2	Agreement and Plan of Merger.

99.3	Voting Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2003	AMF BOWLING WORLDWIDE, INC.

By:	/s/ Christopher F. Caesar
Christopher F. Caesar
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit 99.1	Press Release dated November 27, 2003.

Exhibit 99.2	Agreement and Plan of Merger.

Exhibit 99.3	Voting Agreement.